                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Wilmar Industries, Inc.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------


     (5) Total fee paid:

        ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ----------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------


     (3) Filing Party:

        ----------------------------------------------------------------------


     (4) Date Filed:

        ----------------------------------------------------------------------

                            WILMAR INDUSTRIES, INC.
                               303 Harper Drive
                         Moorestown, New Jersey  08057

                        _______________________________

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 7, 1998
                        _______________________________



TO THE SHAREHOLDERS OF
WILMAR INDUSTRIES, INC.:

     Notice is hereby given that the 1998 annual meeting of shareholders (the "Annual Meeting") of Wilmar Industries, Inc. (the "Company" or "Wilmar") will be held at The DoubleTree Guest Suites, 515 Fellowship Road, Mount Laurel, New Jersey 08054 on May 7, 1998, at 8:30 a.m., local time, for the following purposes:

     1.   To elect two directors;  and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on April 6, 1998 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 6, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 303 Harper Drive, Moorestown, New Jersey.

                              By order of the board of directors,



                              Fred B. Gross
                              Secretary

Moorestown, New Jersey
April 10, 1998


================================================================================
      EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED
  PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
   THE UNITED STATES.  IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR
    SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                            WILMAR INDUSTRIES, INC.
                               303 Harper Drive
                         Moorestown, New Jersey  08057


                        _______________________________

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 7, 1998
                        _______________________________

     This proxy statement and the accompanying form of proxy are being mailed on or about April 10, 1998, to the shareholders of Wilmar Industries, Inc. (the "Company" or "Wilmar"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The DoubleTree Guest Suites, 515 Fellowship Road, Mount Laurel, New Jersey 08054 on May 7, 1998, at 8:30 a.m., local time, and at any adjournments thereof.

     The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.


                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of April 6, 1998, there were 13,354,854 shares of the Company's common stock, no par value (the "Common Stock") outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes of a plurality of the votes cast; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted for all nominees listed herein under "Election of Directors." If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                              SECURITY OWNERSHIP

     The following table sets forth certain information (as of March 31, 1998, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group.

                                                                               NUMBER
                                                                              OF SHARES
                                                                            BENEFICIALLY    PERCENT OF
                            BENEFICIAL OWNER                                 OWNED/(1)/     CLASS/(2)/
                            ----------------                               ---------------  -----------
William S. Green.........................................................   2,099,036/(3)/       15.72%
RCM Capital Management LLC...............................................   1,331,700/(4)/        9.99
The Kaufman Fund.........................................................     900,000/(5)/        6.74
Denver Investment Advisors LLC...........................................     881,190/(6)/        6.60
Fred B. Gross............................................................     105,754/(7)/        *
Martin E. Hanaka.........................................................      10,000/(8)/        *
Ernest K. Jacquet........................................................           0/(9)/        *
Michael T. Toomey........................................................      33,400/(10)/       *
Donald M. Wilson.........................................................      10,000/(11)/       *
All current directors and executive officers of the Company as a group
(6 persons)..............................................................   2,258,190/(12)/      16.91%

__________________

(1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 31, 1998 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) Percentage calculated with reference to an aggregate of 13,354,854 shares of Common Stock outstanding at March 31, 1998. Percentages of less than 1% have not been indicated.

(3) The amount shown excludes 46,509 shares held by Green Family Associates, L.P. Mr. Green disclaims beneficial ownership of all shares held by Green Family Associates, L.P. The amount shown includes currently exercisable options to purchase 20,000 shares of Common Stock granted under the 1995 Stock Option Plan (the "1995 Plan").

(4) This information is as of December 31, 1997 and is based upon Schedule 13G filed February 6, 1998 with the Securities and Exchange Commission by RCM Capital Management LLC, which is located at 4 Embarcadero Center, Suite 3000, San Francisco, CA 94111.

(5) This information is as of December 31, 1997 and is based upon Amendment No. 1 to Schedule 13G filed January 29, 1998 with the Securities and Exchange Commission by The Kaufman Fund, which is located at 140 E. 45th Street, 43rd Floor, New York, New York 10017.

(6) This information is as of December 31, 1997 and is based upon Amendment No. 1 to Schedule 13G filed February 12, 1998 with the Securities and Exchange Commission by Denver Investment Advisors LLC, which is located at 1225 17th Street, 26th Floor, Denver, Colorado 80202.

(7) The amount shown includes 46,509 shares of Common Stock held by Green Family Associates, L.P., a limited partnership of which Mr. Gross is president of the general partner. The amount shown also includes currently exercisable options to purchase 54,245 shares of Common Stock granted under the 1995 Plan.

(8) The amount shown includes currently exercisable options to purchase 10,000 shares of Common Stock granted under the Wilmar Industries, Inc. 1996 Director Stock Option Plan (the "Director Plan").

(9) The shares of Common Stock previously owned by Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P. were distributed by those entities to their partners and Mr. Jacquet no longer claims beneficial ownership of those shares.

(10) The amount shown includes currently exercisable options to purchase 33,400 shares of Common Stock granted under the 1995 Plan.

(11) The amount shown includes currently exercisable options to purchase 10,000 shares of Common Stock granted under the Director Plan.

(12) The amount shown includes currently exercisable options to purchase 127,645 shares of Common Stock.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five members and is divided into three classes, two classes each consisting of two directors and one class consisting of one director. One class is elected each year to hold office for a three year term and until the election and qualification of successors of such class or until a director's death, removal or resignation. At the Annual Meeting, two directors are to be elected for the current class, whose term of office will expire at the 2001 annual meeting of shareholders.

     Fred B. Gross, who is a current member of the Board of Directors, has been nominated by the Board of Directors for election as a Class II director at the Annual Meeting.

     Martin E. Hanaka, who is a current member of the Board of Directors, has been nominated by the Board of Directors for election as a Class II director at the Annual Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes that all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

          ___________________________________________________________

                             NOMINEES FOR ELECTION
          ___________________________________________________________

                                    YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR    AGE                    PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------    ---             --------------------------------------------------------
Fred B. Gross        60  Mr. Gross has been a Vice President and Secretary of the Company since
(Class II)               March 1994 and Vice President-Corporate Development since November
                         1995.  He was elected a director of the Company in July 1995.  From 1989 until February 1994, Mr. Gross was Regional Vice President of Angelo
                         Brothers Company, a supplier of electrical products, while also maintaining a private law practice.  Before attending law school, Mr. Gross worked for 22 years in the plumbing supply industry.

Martin E. Hanaka     48  Mr. Hanaka has been a director of the Company since December 1996.  He has
(Class II)               served as Vice Chairman of The Sports Authority, Inc. since October 1997.
                         From August 1994 throughout October 1997, he served as President and Chief
                         Operating Officer of Staples, Inc.  From October 1992 to August 1994 Mr.
                         Hanaka held the positions of President and Chief Operating Officer of
                         Lechmere, Inc., and earlier as Executive Vice President - Marketing. Prior to joining Lechmere, Inc., Mr. Hanaka was with Sears Roebuck and Co. where, commencing in 1990, he served in various capacities, including Vice President
                         - Brand Central.

  _________________________________________________________________________

      CLASS III DIRECTORS CONTINUING IN OFFICE WITH TERM EXPIRING IN 1999
  _________________________________________________________________________

Ernest K. Jacquet    51  Mr. Jacquet has been a director of the Company since March 1995.  Since
                         April 1990, he has been a general partner of Summit Partners, a venture capital partnership that is the general partner of Summit Ventures III, L.P., Summit
                         Investors II, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, the
                         "Summit Investors").  Mr. Jacquet also serves as a director of CIDCO
                         Incorporated.  Mr. Jacquet is currently a member of the Compensation, Stock
                         Option and Audit Committees of the Board of Directors.

Donald M. Wilson     57  Mr. Wilson has been a director of the Company since July 1996.  Mr. Wilson was employed by Viking Office Products from December 1979 until his retirement in December 1995.  From January 1991 until his retirement, Mr.
                         Wilson served as Viking's Vice President-Operations.  Mr. Wilson is currently a member of the Compensation, Stock Option and Audit Committees of the
                         Board of Directors.

  _________________________________________________________________________

        CLASS I DIRECTOR CONTINUING IN OFFICE WITH TERM EXPIRING IN 2000
  _________________________________________________________________________

William S. Green    39  Mr. Green co-founded the Company in 1978 with his father and has been its Chairman, President and Chief Executive Officer since 1986.  From 1978 until 1986, he served as the Company's Vice President. Mr. Green is currently a member of the Compensation Committee of the Board of Directors.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors is divided into three classes. Each class holds office until the third annual meeting for the election of directors following the election of such class. Mr. Green is a Class I director, Messrs. Gross and Hanaka are Class II directors, and Messrs. Jacquet and Wilson are Class III directors.

     The Board of Directors of the Company met on four occasions during 1997. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period. The New Jersey Business Corporation Act provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members a Compensation Committee, a Stock Option Committee and an Audit Committee.

     Compensation Committee. The Compensation Committee, consisting of Messrs. Green, Jacquet and Wilson, has the authority to approve salaries and bonuses and other compensation matters for officers of the Company and to approve employee health and benefit plans. The Compensation Committee met twice during 1997.

     Stock Option Committee. The Stock Option Committee, consisting of the members of the Compensation Committee other than Mr. Green, administers the Company's Stock Option Plan. The Stock Option Committee met twice during 1997.

     Audit Committee. The Audit Committee, consisting of Messrs. Jacquet and Wilson, has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting related matters. The Audit Committee met once during 1997.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS

     Mt. Laurel Lease. On April 29, 1996, the Company entered into an operating lease agreement with 804 Eastgate Associates, LLC, a company owned by William S. Green, Fred B. Gross and an unrelated third party, pursuant to which the Company leases approximately 70,000 square feet for a warehouse and customer service center in Mount Laurel, New Jersey for a minimum monthly rent of $24,050 from January 1, 1997 through May 31, 2001 and an increased rent from June 1, 2001 through the end of the lease term based on the Consumer Price Index. The Company pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, the Company is solely responsible for the costs of maintenance, operation and repair of the leased property. The Company believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated party. The lease term commenced on June 1, 1996 and will expire May 31, 2006. The Company paid rent under this lease in the amount of $288,600 in fiscal 1997.

     Headquarters Lease. The Company's headquarters at 303 Harper Drive, Moorestown, New Jersey is leased to the Company by William S. Green. Under the lease dated March 1, 1994 and amended March 7, 1995, the Company rents approximately 12,500 square feet at an annual minimum rent of approximately $137,500. The Company pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, the Company is solely responsible for the costs of maintenance, operation and repair of the headquarters property. The Company paid rent to Mr. Green in the amount of $137,500 during fiscal 1997. The lease expires on February 28, 2004 and does not contain any renewal terms. The Company believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated party.

     Certain Payments for Collection Services. In 1997, the Company made payments in the aggregate amount of $20,250 to a law firm for paralegal services in collecting delinquent accounts receivable on behalf of the Company. This firm, which is owned by Mr. Gross, collects delinquent accounts receivable for a number of businesses, including the Company. The day-to-day services of the firm are performed by Mr. Gross's spouse and an unrelated lawyer. The Company believes that the terms of the engagement are no less favorable than could be obtained by an unaffiliated firm.

                              EXECUTIVE OFFICERS

     Set forth below is certain information regarding each of the current executive officers of the Company.

     EXECUTIVE OFFICERS       AGE                       POSITION
     ------------------       ---                       --------
     William S. Green (1)...   39  Chairman, President, Chief Executive Officer and
                                   Director
     Fred B. Gross (1)......   60  Vice President-Corporate Development, Secretary
                                   and Director
     Michael T. Toomey (2)..   33  Chief Financial Officer and Treasurer


     __________________

     (1)  See "Directors" for biographical information.

     (2) Mr. Toomey has been Chief Financial Officer and Treasurer of the Company since October 1992. Mr. Toomey is a certified public accountant and, from October 1986 until October 1992, was an accountant with the public accounting firm of Fishbein & Company, P.C.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such Common Stock.

     To the Company's knowledge, all fiscal year 1997 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended December 26, 1997 and December 27, 1996 certain compensation paid by the Company to its Chief Executive Officer and the two other most highly paid executive officers of the Company.

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                              ANNUAL              LONG TERM      ALL OTHER
                                                           COMPENSATION         COMPENSATION  COMPENSATION (1)
                                                         ----------------       ------------  ----------------

                                                                                SECURITIES
                                                                                UNDERLYING
         NAME AND PRINCIPAL POSITION(2)            YEAR   SALARY    BONUS        OPTIONS
         ------------------------------            ----  ---------  -----        -------
William S. Green.................................  1997   $229,031   $-0-            10,125        $3,435
Chairman, President and Chief Executive Officer    1996   $218,186   $-0-               -0-        $2,805
Fred B. Gross....................................  1997   $112,809   $-0-             5,125        $2,820
Vice President - Corporate Development and         1996   $107,536   $-0-            17,045        $2,805
 Secretary
Michael T. Toomey................................  1997   $102,345   $-0-             5,125        $2,371
Chief Financial Officer                            1996   $ 80,600   $-0-            17,045        $2,255

__________________

(1) All other compensation consists of amounts matched by the Company under its 401(k) plan with respect to Messrs. Green, Gross and Toomey. The amount shown for Mr. Gross does not include legal fees paid to his spouse for paralegal services of $20,250 and $12,400 for the years ended December 26, 1997 and December 27, 1996, respectively. See "Certain Business Relationships with Directors."

(2) No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

     The following table summarizes stock options granted during 1997 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                           ANNUAL RATES OF STOCK
                                                                                                          PRICE APPRECIATION FOR
                                          INDIVIDUAL GRANTS (1)                                               OPTION TERM (2)
                     ---------------------------------------------------------------                      -----------------------
                     OPTIONS       PERCENT OF TOTAL OPTIONS     EXERCISE  EXPIRATION
     NAME            GRANTED     GRANTED TO EMPLOYEES IN 1997    PRICE       DATE                              5%        10%
     ----            ----------  ----------------------------   --------  ----------                        -------   --------
William S. Green         10,000 (3)           5.79%               $15.50      4/4/07                        $97,480   $247,030
                            100 (4)           0.06                 15.50      4/4/07                            970      2,470
                             25 (4)           0.01                 24.25      8/5/07                            380        970
Fred B. Gross             5,000 (3)           2.90%               $15.50      4/4/07                        $48,750   $123,500
                            100 (4)           0.06                 15.50      4/4/07                            970      2,470
                             25 (4)           0.01                 24.25      8/5/07                            380        970
Michael T. Toomey         5,000 (3)           2.90%               $15.50      4/4/07                        $48,750   $123,500
                            100 (4)           0.06                 15.50      4/4/07                            970      2,470
                             25 (4)           0.01                 24.25      8/5/07                            380        970

__________________

(1) Except as otherwise indicated, this column relates to options granted under the 1995 Stock Option Plan (the "1995 Plan"). Except as otherwise indicated, the options granted vested fully on the date of grant. The options expire on the tenth anniversary of the date of grant. In general, options terminate (a) at any time the optionee's employment is terminated by the Company for cause or a voluntary termination of employment by the employee, or (b) one year following death or disability of the employee. Options granted under the 1995 Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution. Shares subject to options granted under the 1995 Plan which have elapsed or terminated may again by subject to options granted under the 1995 Plan.

(2) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(3) The options vested fully on the date of grant. In addition, in March 1998, each of Mr. Green, Mr. Gross and Mr. Toomey was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $21.00, the fair market value of the Common Stock on the date of grant. These options vested fully on the date of grant.

(4) The options vest in 25% increments on each anniversary of the date of grant, beginning on the second anniversary of the date of the grant.

     The following table summarizes option exercises during 1997 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 26, 1997. Year-end values are based upon a price of $22.25 per share, which was the closing market price of a share of the Company's Common Stock on December 26, 1997.


                 AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                            YEAR-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS             IN-THE-MONEY OPTIONS AT
                                                             AT DECEMBER 26, 1997 (#)     DECEMBER 26, 1997 ($)
                                                           ----------------------------  --------------------------
                     SHARES ACQUIRED
       NAME          ON EXERCISE (#)   VALUE REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
       ----          ---------------   -----------------  ------------   -------------   -----------  -------------
William S. Green                -0-                 -            10,000             125     $ 67,500      $    675
Fred B. Gross                 10,000            115,000          28,145          48,425      425,628       871,041
Michael T. Toomey             17,045            188,376          23,200          54,725      361,714       984,567

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

     In March 1995, William S. Green entered into an employment agreement with the Company. Under the provisions of the employment agreement, Mr. Green will serve as President and Chief Executive Officer of the Company until March 1, 2000, unless earlier terminated by the Company, at an annual base salary of $200,000, subject to adjustment, and an annual bonus upon achieving specified financial targets set by the Compensation Committee. The employment agreement also contains certain non-competition and related provisions.

     In March 1996, the Company entered into an employment agreement with Fred
B. Gross. The term of the agreement expires in April 1998 but will be renewed automatically for successive one-year terms unless terminated by either party. The agreement provides that Mr. Gross will receive an annual base salary of not less than $107,500. The employment agreement also contains certain non-competition and related provisions.

COMPENSATION OF DIRECTORS

     Independent directors are paid directors' fees of $1,500 for each board meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings and are eligible to participate in the Director Plan.

          The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                JOINT REPORT OF THE COMPENSATION COMMITTEE AND
               STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Board of Directors created the Compensation Committee and the Stock Option Committee (the "Committees") to have the responsibility for implementing and administrating the Company's compensation policies and programs for its executive officers.

     The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. Mr. Green does not participate in the approval of his compensation. The Stock Option Committee is responsible for determining which executives, including the CEO, will be granted stock options and the size of such grants.

COMPENSATION POLICIES

     The Company's compensation policies for executive officers are designed to
(a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options.

     Base salary levels for the Company's executive officers are reviewed on an annual basis by the Compensation Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the positions complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance.

     The cash bonus program in 1997 was based on the Company's exceeding certain earnings targets established by the Board of Directors. While the Company had exemplary performance in 1997 and met the earnings goal established by the Board of Directors for issuance of stock options, that performance did not exceed the established earnings goal for cash bonuses and, therefore, no cash bonuses were distributed.

     The Company granted stock options to its executive officers in 1997. The issuance of stock options was based on the Company's meeting certain earnings targets established by the Board of Directors.

LONG-TERM COMPENSATION

     The Stock Option Committee annually considers the desirability of granting stock options to officers and other employees of the Company. The objective of the 1995 Plan is to align senior management and shareholder long-term interest by creating a strong and direct link between the executive's accumulation of wealth and shareholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. Individual grants of stock options under the 1995 Plan are based upon individual performance. The Stock Option Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building profitability and shareholder value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the compensation of Mr. Green, the Compensation Committee has taken into consideration pay levels of chief executive officers of other companies, his contributions to the profitable growth and increased return on equity of the Company over the past several years and Mr. Green's overall management strengths and business acumen. It noted that the earnings per share, assuming dilution, of the Company's Common Stock increased 35% over last year and the return to shareholders, as measured by the December 26, 1997 closing price of the Company's Common Stock, has increased 102% from the IPO price of $11.00 per share. Mr. Green's total annual compensation increased 4% over the same period. The Compensation Committee and the Stock Option Committee determined that Mr. Green should be granted additional options since the Company had achieved the earnings target for issuance of options established by the Board of Directors. Therefore, Mr. Green was granted stock options to purchase 10,000 shares of Common Stock in April 1997.

               COMPENSATION COMMITTEE OF    STOCK OPTION COMMITTEE OF
               THE BOARD OF DIRECTORS        THE BOARD OF DIRECTORS
               William S. Green                 Ernest K. Jacquet
               Ernest K. Jacquet                Donald M. Wilson
               Donald M. Wilson

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of (i) the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Index"), and (ii) the Russell 2000 Index, assuming an investment of $100 on January 24, 1996 in each of the Common Stock of the Company, the stocks comprising the NASDAQ Index and the stocks comprising the Russell 2000 Index, and further assuming reinvestment of dividends, if any. The graph commences as of January 24, 1996. The Company has chosen the Russell 2000 Index as an index of issuers with similar market capitalizations because the Company does not believe it can reasonably identify a peer group or applicable published industry or line-of-business index. Such industry or line-of-business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to the Company's business and are of substantially greater market capitalization than the Company. In addition, most of the Company's competitors are smaller, privately held companies.

                              [GRAPH APPEAR HERE]

       WILMAR INDUSTRIES, INC.  NASDAQ STOCK MARKET (U.S.)  RUSSEL 2000
              --------                   ------               .......

* $100 INVESTED ON 1/24/906 IN STOCK OR ON
  12/31/95 IN INDEX - INCLUDING REINVESTMENT OF
  DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                                  NASDAQ
 Measurement Date   Wilmar Industries, Inc.  Stock Market - US  Russell 2000
        01/24/96                 100                100               100
        12/27/96                 198                123               116
        12/26/97                 202                151               143

                                 OTHER MATTERS

    The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

    The accounting firm of Deloitte & Touche LLP has been selected as the Company's independent auditors for the 1998 fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from shareholders of the Company.


               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than December 11, 1998. Proposals should be directed to the attention of the Secretary of the Company.


                          ANNUAL REPORT ON FORM 10-K

    The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 26, 1997, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Fred B. Gross.



                            By order of the board of directors,

                            Fred B. Gross
                            Secretary

April 10, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED


                            WILMAR INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1998

     The undersigned hereby appoints William S. Green and Fred B. Gross as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Wilmar Industries, Inc. (the "Company") held of record by the undersigned on April 6, 1998, at the Annual Meeting of Stockholders to be held on May 7, 1998 or any adjournment thereof.

                        (TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                            WILMAR INDUSTRIES, INC.

                                  MAY 7, 1998


             .  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED  .


[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                         WITHHOLD AUTHORITY
                      to vote for all nominees:
                  FOR     listed at right
1.   ELECTION
     OF           [_]           [_]               Nominees:    Martin E. Hanaka
     DIRECTORS                                                 Fred B. Gross

For all nominees listed (except as marked to the contrary below)


_____________________________________


2. In then discretion, upon such other business as may property come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.


SIGNATURE ______________________________________       DATE ____________________

NOTE: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEARS ON STOCK CERTIFICATE HEREON.